UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

ALPHA TEKNOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40538	94-3368109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2290 Bert Drive

Hollister, CA 95023

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 637-1100

N/A

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TKNO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2021, Alpha Teknova, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. On June 29, 2021, immediately prior to the closing of the Company’s initial public offering of shares of its common stock, the Company’s amended and restated bylaws (the “Bylaws”) became effective. As described in the Company’s Registration Statement on Form S-1, as amended (File No. 333-256795), the Company’s board of directors and stockholders previously approved the Certificate of Incorporation and Bylaws.

The Certificate of Incorporation and the Bylaws contain provisions that, among other things:

•	authorize 490,000,000 shares of common stock;

•

delete all references to the series of preferred stock that were previously authorized and instead create 10,000,000 shares of undesignated preferred stock with terms to be set by the Company’s board of directors, which rights could be senior to those of the common stock;

•	require the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•

from and after such time as Telegraph Hill Partners IV, L.P. and THP IV Affiliates Fund, LLC, collectively, first cease to beneficially own more than 50% in voting power of the outstanding shares of the Company’s common stock entitled to vote generally in the election of directors, (i) require the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, in order for the stockholders of the Company to (a) alter, amend or repeal, in whole or in part, any provision of the Bylaws and certain provisions of the Certificate of Incorporation, and (b) remove a director for cause, and (ii) eliminate the rights of stockholders to call a special meeting of stockholders and to take action by written consent in lieu of a meeting;

•

unless the Company consents in writing to the selection of an alternative forum, designate the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any current or former director, officer, employee or stockholder of the Company arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”) or of the Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (each as may be amended from time to time, including any right, obligation or remedy thereunder), (v) any action or proceeding asserting a claim against the Company or any current or former director, officer, employee or stockholder of the Company as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or (vi) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware; provided that, the exclusive forum provision will not apply to claims arising under the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction;

•

unless the Company consents in writing to the selection of an alternative forum, designate the U.S. federal district courts as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended; and

•

establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election.

The foregoing description of the Certificate of Incorporation and the Bylaws is qualified in its entirety by reference to (i) the Certificate of Incorporation filed as Exhibit 3.1 hereto and (ii) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 8.01.	Other Events.

On June 29, 2021, the Company completed its initial public offering of 6,900,000 shares of its common stock at a price to the public of $16.00 per share, which includes the exercise by the underwriters of their option to purchase an additional 900,000 shares of the Company’s common stock. The gross proceeds to the Company from the initial public offering were $110.4 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Alpha Teknova, Inc.
3.2	Amended and Restated Bylaws of Alpha Teknova, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA TEKNOVA, INC.

Date: June 29, 2021	By:	/s/ Stephen Gunstream
Stephen Gunstream
President and Chief Executive Officer